EXHIBIT 23.1

           Consent of Independent Registered Public Accounting Firm


We hereby consent to the use in this Registration Statement on Form SB-2, of CompuPrint, Inc., of our report dated April 14, 2005 relating to the audited financial statements of CompuPrint, Inc. for the years ended December 31, 2004 and 2003 which appear in such Form SB-2. We also consent to the reference of our Firm under the caption "Experts."

                                      /s/ Sherb & Co., LLP
                                      Sherb & Co., LLP
                                      Certified Public Accountants & Consultants



Boca Raton, Florida
August 24, 2005